UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2005

HEARTLAND OIL AND GAS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-32669

(Commission File Number)

91-1918326

(IRS Employer Identification No.)

Suite 1925, 200 Burrard Street Vancouver, British Columbia, Canada V6C 3L6

(Address of principal executive offices and Zip Code)

604.693.0177

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously announced, on April 20, 2005, the Registrant entered into a joint venture agreement with Far East International Petroleum Company ("FEIPCO"). Under the terms of the Joint Venture Agreement (the “Agreement”) the Registrant and FEIPCO were to pursue a number of opportunities in the Middle East, with the initial focus being on securing contracts in Southern Iraq relating to the exploration, drilling, production and marketing of hydrocarbons and the procurement or provision of related oilfield services, including, but not limited to, drilling and related service contracts and securing production sharing agreements. Recently FEIPCO has delivered to the Registrant a notice of an “alleged breach” and a “notice of termination of the Agreement”. The Registrant believes it has complied with any and all material terms of the Agreement. The registrant believes the termination notice is invalid and will respond in consultation with its counsel.

The Registrant cannot predict with any certainty, the likely outcome of this dispute at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND OIL AND GAS CORP.

Date: September 20, 2005

/s/ Richard Coglon

Richard Coglon

President and Director